Filed Pursuant to Rule 424(b)(3)
Registration No. 333-145903

PROSPECTUS SUPPLEMENT NO. 5
TO PROSPECTUS DATED JUNE 5, 2008

STARTECH ENVIRONMENTAL CORPORATION

_________________

This Prospectus Supplement No. 5 supplements information contained in our prospectus dated June 5, 2008, as amended and supplemented from time to time, and includes the attached Current Report on Form 8-K as filed with the Securities and Exchange Commission on October 21, 2008. This prospectus relates to the resale by the selling securityholders identified on pages 79-82 of the prospectus of up to 4,806,391 shares of our common stock, no par value.

You should read this Prospectus Supplement No. 5 in conjunction with the prospectus. This prospectus supplement is not complete without, and may not be delivered or utilized except in connection with, the prospectus, including any amendments or supplements thereto.

INVESTING IN OUR COMMON STOCK INVOLVES A HIGH DEGREE OF RISK.

PLEASE CAREFULLY CONSIDER THE “RISK FACTORS” BEGINNING ON PAGE 8 OF THE PROSPECTUS.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this Prospectus Supplement No. 5 or the Prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is October 21, 2008

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)   October 17, 2008

Startech Environmental Corporation
(Exact Name of Registrant as Specified in Charter)

Colorado	0-25312	84-128657
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. employer identification no.)

88 Danbury Road, Suite 2A Wilton, CT 06897 (Address of Principal Executive Offices) (Zip Code)

(203) 762-2499
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Effective October 17, 2008, L. Scott Barnard resigned as a member of the board of directors of Startech Environmental Corporation (the “Company”). There was no disagreement or dispute between Mr. Barnard and the Company which led to his resignation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 21, 2008

                                                            STARTECH ENVIRONMENTAL CORPORATION

                                                            By: /s/ Joseph F. Longo
                                                               Name: Joseph F. Longo
                                                               Title:   Chief Executive Officer and President